UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2014
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

COLORADO	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada V6B 4N7
(Address of principal executive offices) (Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 25, 2014, Destiny Media Technologies Inc. (the “Company”) held its Annual General and Special Meeting (the “Meeting”). At the Meeting, the stockholders voted on the following five proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected as members of the Board of Directors at the Meeting to hold office until the next Annual General Meeting of stockholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld
Steve Vestergaard	28,667,519	214,661
Edward Kolic	28,667,519	214,661
Lawrence Langs	28,667,519	214,661
Yoshitaro Kumagai	28,667,519	214,661

Proposal Two

Proposal two was a management proposal to ratify and approve the appointment of BDO Canada LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014. This proposal was approved.

	For	Against	Abstained/Broker Non-Votes
Ratification of BDO Canada LLP as the Company’s Independent Registered Public Accounting Firm	39,636,142	8,232	31,213

Proposal Three

Proposal three was a management proposal to hold an advisory vote to approve the named executive officer compensation. This proposal was approved.

	For	Against	Abstained/Broker Non-Votes
Advisory Vote to approve Named Executive Officer Compensation	28,553,987	250,032	78,161

Proposal Four

Proposal four was a management proposal to hold an advisory vote on the frequency of vote on named executive compensation. The stockholders approved the holding of an advisory vote on named executive compensation every three years.

	1 Year	2 Years	3 Years	Abstained / Broker Non-Votes
Advisory Vote on Frequency of Vote on Named Executive Officer Compensation	2,561,735	1,691,607	24,558,856	70,162

Proposal Five

Proposal five was a management proposal to approve a reverse stock split of the issued and outstanding shares of the Company of up to a 1 for 5 basis. This proposal was approved.

	For	Against	Abstained/Broker Non-Votes
Reverse Stock Split of up to a 1 for 5 basis.	36,856,553	2,378,167	440,864

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: February 25, 2014
	By:	/s/ Steve Vestergaard

STEVE VESTERGAARD
Chief Executive Officer and President